UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2005
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
On December 5, 2005 the Board of Directors of Diamond Foods, Inc. established Diamond’s 2006 annual corporate objectives (the “Corporate Objectives”) under Diamond’s Annual Bonus Program. The purposes of the Annual Bonus Program are to motivate employees, including executive officers, by tying compensation to performance, reward exceptional performance that supports overall Diamond objectives, and attract and retain top performing employees. A copy of the Annual Bonus Program is attached as an exhibit to a Current Report on Form 8-K filed on October 25, 2005.
The 2006 Corporate Objectives relate to sales, profitability and other financial targets, expansion of sales channels, enhancement of human resources, implementation of company infrastructure requirements, investor relations outreach initiatives, and continuation of building brand value. Achievement of the Corporate Objectives will determine the amount of cash bonus paid to the Chief Executive Officer, with a maximum bonus of 100% of his base salary. Cash bonuses for other employees, including executive officers other than the Chief Executive Officer, will be determined based upon achievement of individual performance goals which support the Corporate Objectives. The Board of Directors will determine the bonus payment for which the Chief Executive Officer is eligible based on Diamond’s performance against the Corporate Objectives, after receiving recommendations from the Compensation Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: December 5, 2005	By:	/s/ Seth Halio
		Name:	Seth Halio
		Title:	Executive Vice President, Chief Financial Officer

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